Exhibit o(i) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints the Secretary, Assistant Secretary(ies) of Regions Funds and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                          TITLE              DATE
----------                          -----              ----



/s/John F. Donahue               Chairman and Trustee  December 14, 2000
John F. Donahue

/s/Peter J. Germain              President             December 14, 2000
Peter J. Germain

/s/J. Christopher Donahue        Executive Vice President   December 14, 2000
J. Christopher Donahue           and Trustee

/s/Richard J. Thomas             Treasurer             December 14, 2000
Richard J. Thomas                (Principal Financial and
                                 Accounting Officer)

/s/Thomas G. Bigley              Trustee                    December 14, 2000
Thomas G. Bigley

/s/John T. Conroy, Jr.           Trustee                    December 14, 2000
John T. Conroy, Jr.

/s/Nicholas P. Constantakis      Trustee                    December 14, 2000
Nicholas P. Constantakis

/s/John F. Cunningham            Trustee                    December 14, 2000
John F. Cunningham

/s/Lawrence D. Ellis, M.D.       Trustee                    December 14, 2000
Lawrence D. Ellis, M.D.

/s/Peter E. Madden               Trustee                    December 14, 2000
Peter E. Madden

/s/Charles F. Mansfield, Jr.     Trustee                    December 14, 2000
Charles F. Mansfield, Jr.

/s/John E. Murray, Jr.           Trustee                    December 14, 2000
John E. Murray, Jr.

/s/Marjorie P. Smuts             Trustee                    December 14, 2000
Marjorie P. Smuts

/s/John S. Walsh                 Trustee                    December 14, 2000
John S. Walsh

Sworn to and subscribed before me this 14th day of December, 2000.

Janice L. Vandenberg /s/
Janice L. Vandenberg

Notarial Seal

Janice L. Vandenberg, Notary Public
Pittsburgh, Allegheny County
My Commission Expires July 4, 2002
Member, Pennsylvania Association of Notaries